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EXHIBIT 4.6

WASHINGTON MUTUAL, INC.

and

THE BANK OF NEW YORK, as Trustee

Subordinated Debt Securities

Second Supplemental Indenture

Dated as of August 1, 2002

        This FIRST SUPPLEMENTAL INDENTURE, dated as of August 1, 2002 (the "First Supplemental Indenture"), between WASHINGTON MUTUAL, INC., a corporation duly organized and existing under the laws of the State of Washington (herein called the "Company"), having its principal offices at 1201 Third Avenue, Seattle, Washington 98101, and THE BANK OF NEW YORK, (as successor to Harris Trust and Savings Bank and herein called the "Trustee"), as Trustee, and supplements and amends that certain Subordinated Debt Securities Indenture, dated as of April 4, 2000, between the Company and the Trustee (the "Indenture").

RECITALS OF THE COMPANY

        Whereas, the Company executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of an unlimited amounts of the Company's subordinated and unsecured debentures, notes or other obligations for money so borrowed (the "Securities") to be issued in one or more series as might be determined by the Company under the Indenture;

        Whereas, the parties hereto wish to enter into this First Supplemental Indenture to correct or supplement certain covenants and agreements of the Company for the benefit of the holders of the Securities of all series, as herein provided;

        Whereas, Section 9.1 of the Indenture provides, among other things, that, without the consent of any Holders, the Company and the Trustee may change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision;

        Whereas, the Company has determined that this First Supplemental Indenture does not require the consent of any holders of Securities and has duly authorized the execution and delivery thereof; and

        Whereas, all things necessary to make this First Supplemental Indenture a valid agreement of the parties, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

        The Indenture is hereby amended in its entirety and restated herein. Articles I through XV of the WASHINGTON MUTUAL, INC. Standard Multiple-Series Indenture Provisions, dated as of August 1, 2002, a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested as of the day and year first above written.

WASHINGTON MUTUAL, INC.
		By	/s/ FAY L. CHAPMAN
Title: Authorized Signatory
Attest
/s/ WILLIAM LYNCH
Title:	Secretary
THE BANK OF NEW YORK, as Trustee
		By	/s/ MICHAEL PIFTICK
Title: Authorized Signatory
Attest
Signature Illegible
Title:	Vice President

First Supplemental Indenture Signature Page

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  EXHIBIT 4.6
WASHINGTON MUTUAL, INC. and THE BANK OF NEW YORK, as Trustee
RECITALS OF THE COMPANY